CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of XFit Brands, Inc. of our report dated September 28, 2016, relating to our audits of the consolidated financial statements for the years ended June 30, 2016 and 2015, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Accell Audit & Compliance, P.A.
October 7, 2016